UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2019

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.04 MINE SAFETY – REPORTING OF SHUTDOWNS AND PATTERNS OF VIOLATIONS

On July 21, 2010, the Dodd−Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted.   Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 ("the Mine Act") issued by the federal Mine Safety and Health Administration ("MSHA").

On Wednesday, April 3, 2019, at approximately 9:30 a.m., Eastern Time, Tunnel Ridge, LLC (“Tunnel Ridge”), an operating subsidiary of the Partnership, received an imminent danger order under Section 107(a) of the Mine Act at the Tunnel Ridge Mine.  The Order was issued when a representative of MSHA allegedly observed the operator of a continuous mining machine walking past the cutter head of the continuous mining machine while the continuous mining machine was in the process of tramming from one location to another.  No miners were injured as a result of the condition alleged in the Order.  The continuous mining machine was stopped and remained stationary, until the continuous mining machine operator repositioned himself in relationship to the machine.  The Order was then terminated.  Tunnel Ridge is reviewing MSHA’s Order and may seek judicial review of its issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer
and Chairman

Date: April 8, 2019